EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS
OF
THOR INDUSTRIES, INC.

Effective as of
December 12, 2017
(as amended through December 17, 2018)

ARTICLE I.
MEETINGS OF STOCKHOLDERS
SECTION 1.  Annual Meeting.  A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date and at such time as may be fixed by the Board of Directors.

SECTION 2.  Special Meetings.

(a)            Special meetings of the stockholders for any purpose may be called by the Board of Directors, the President or the Secretary, and shall be called by the President or the Secretary upon receipt by the Secretary at the principal offices of the Corporation of one or more written requests dated, signed and delivered by holders of record of a majority of the outstanding shares of the Corporation entitled to vote at such meeting (and by the beneficial owner or owners, if any, on whose behalf the request is made) and otherwise made in accordance with this Section 2 (a “Demand Special Meeting”).  Special meetings shall be held at such date and time as may be fixed in the call and stated in the notices of meeting or waiver thereof, provided that a Demand Special Meeting shall be held not later than the 90th day after receipt by the Secretary of the requisite request or requests for such meeting. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

(b)      To be valid, a written request for a Demand Special Meeting shall set forth the purpose or purposes for which the Demand Special Meeting is to be held and shall set forth all information that would be required to be set forth in a notice described in Section 15 delivered by such stockholder or stockholders as if the notice related to an annual meeting.

(c)            The Corporation shall not be required to call a Demand Special Meeting if (i) the request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (ii) the request contains an identical or substantially similar item to an item that was presented at any meeting of shareholders held within one hundred twenty (120) days prior to delivery of the latest dated request (and, for purposes of this clause (ii) the election of directors shall be deemed a “similar item” with respect to all items of business involving the election or removal of directors), (iii) the request relates to an item of business that is not a proper subject for action by the shareholders of the Company under applicable law or (iv) the Secretary has not received all of the documents and other information required by Section 2(b).

(d)      The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary.

SECTION 3.  Place of Meetings.  Meetings of stockholders shall be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

SECTION 4.  Notice of Meetings; Adjourned Meetings.  Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting.  The purpose or purposes for which the meeting is called shall be stated in the notice of each special meeting (other than a Demand Special Meeting) and of each annual meeting at which any business other than the election of directors is to be transacted.  In the case of a Demand Special Meeting, the notice of meeting (a) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 2, (b) shall contain all of the information required in the notice received by the Corporation in accordance with Section 15(d) and (c) shall describe any business that the Board of Directors shall have theretofore determined to bring before the Demand Special Meeting.

A copy of the notice of any meeting shall be given, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.  Notice by “electronic transmission”, where permitted by the Delaware General Corporation Law (the “DGCL”), shall constitute written notice under this Section 4 and shall be effective when transmitted to the stockholder in a manner authorized by the stockholder.

If any annual meeting or special meeting is adjourned to a different date, time or place, then the Corporation shall not be required to give notice of the new date, time and place if the new date, time and place are announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, then the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

SECTION 5.  Waiver of Notice.  Whenever notice is required to be given to any stockholder, a written waiver thereof signed by such stockholder, or a waiver by electronic transmission by the stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the trans-action of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof.

SECTION 6.  [Reserved]

SECTION 7.  Quorum.  At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stock-holders.  The stockholders present may adjourn the meeting despite the absence of a quorum.

SECTION 8.  Proxies.  Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.  Every proxy must be executed by the stockholder or his attorney-in-fact.  No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law.  Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

SECTION 9.  Voting.  Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for every share standing in his name on the record of stockholders.  Whenever any corporate action is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by Section 10 of this Article I, by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast thereat, in person or by proxy.

SECTION 10.  Election of Directors.  No person may be nominated for election as a director who has not agreed to resign from the Board upon failing to receive a majority of the votes cast in an election that is not a Contested Election (as defined below), contingent upon the acceptance of the proffered resignation by the Board of Directors, with the recommendation of the governance committee (if any) of the Board. Each such director shall submit his or her resignation within five (5) business days after the election in which the director fails to receive a majority of the votes cast.  In a Contested Election, directors shall be elected by a plurality of the votes cast. An election of directors is a “Contested Election” if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting to the stockholders, or at any time thereafter, the number of nominees exceeds the number of directors to be elected at that meeting.

SECTION 11.  Action Without a Meeting.  Whenever stockholders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 12.  Record Date.  The Board of Directors is authorized to designate in advance a day, not more than sixty days nor less than ten days prior to the day of holding any meeting of stockholders, as the day as of which those stockholders entitled to notice of, and to vote at, such meeting shall be determined.  In the case of any Demand Special Meeting, the record date shall be not later than the 30th day following receipt by the Secretary of a request or requests for such meeting from the holders of the percentage of the outstanding shares required by Section 2 of this Article I.  Only stockholders of record on the record date for a meeting shall be entitled to notice of and to vote at such meeting.

SECTION 13.  List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting in accordance with Delaware law.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 14.  Inspectors of Election.  The Chairman of any meeting of the stockholders may appoint one or more Inspectors of Election.  Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality, and according to the best of his ability.

SECTION 15.  Notice of Shareholder Business and Nomination of Directors.

(a)       Business at Annual and Special Meetings.

(i)            Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders at an annual or special meeting may be made (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, (C) in the case of annual meetings or special meetings pursuant to the Corporation’s notice of meeting at which directors are to be elected, by any stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of notice provided for in this Section 15, (2) is entitled to vote with respect to such nomination or other business at the meeting under the Certificate of Incorporation and (3) complies with the notice procedures set forth in this Section 15, (D) with respect to nominations by any stockholder of the Corporation who is eligible under, and complies with the notice procedures set forth in Section 16 of this Article I or (E) by any stockholder or group of stockholders who makes a proper request for a Demand Special Meeting. Clause (C), clause (D) and clause (E) in the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a meeting.

(b)       Annual Meetings.
(i)            For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (a)(i)(C) of this Section 15, such business must be a proper matter for stockholder action and written notice thereof must be received by the Secretary at the principal offices of the Corporation not less than forty-five days nor more than seventy days prior to the first anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding annual meeting as the date on which the Corporation first made available to its stockholders definitive proxy materials for the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that if the date for which the annual meeting is called is more than thirty days before or more than thirty days after the first anniversary of the date of the immediately preceding annual meeting, then notice by the stockholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of such annual meeting and not later than the later of (A) the 75th day prior to the date of such annual meeting or (B) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

(ii)           Notwithstanding anything in clause (b)(i) of this Section 15 to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least forty-five days prior to the Anniversary Date, then a stockholder’s notice required by this Section 15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c)       Special Meetings. Only such business shall be conducted at a special meeting as shall have been described in the Corporation’s notice of meeting sent to stockholders pursuant to Section 4 of this Article I. At a special meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting, stockholder nominations of persons for election to the Board of Directors may be made by any qualified stockholder who provides proper written notice to the Secretary at the principal offices of the Corporation not earlier than ninety days prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting and (ii) the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(d)       Information Requirements.  To be in proper form, any notice to the Secretary for purposes of this Section 15 shall be signed by the stockholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting, shall bear the date of signature of such stockholder and any such beneficial owner and shall include all of the following information and documents: (i) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner; (ii) the Share Information relating to each such stockholder and beneficial owner (which Share Information shall be supplemented by such stockholder and any such beneficial owner not later than ten days after the meeting record date to disclose such Share Information as of the meeting record date); (iii) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote under the Certificate of Incorporation at such meeting with respect to such nomination or other business and intends to appear in person or by proxy at the meeting to make such nomination or introduce such other business; (iv) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years and any other material relationships, between or among such stockholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission (the “SEC”) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed by such stockholder and any such beneficial owner in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (5) the written consent of each nominee proposed by such stockholder and any such beneficial owner to be named in a proxy statement and, in the case of each nominee, to serve as a director of the Corporation if so elected; (vi) in the case of any proposed removal of a director at a meeting called for the purpose of removing such director, (1) the names of the director(s) to be removed and (2) the reasons of such stockholder and any such beneficial owner for asserting that such director(s) should be removed; and (vii) in the case of any other business that such stockholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these By-laws, the language of the proposed amendment, (2) the reasons of such stockholder and any such beneficial owner for conducting such business at the meeting, (3) any material interest in such business of such stockholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder. In the case of any proposed nomination for election or re-election as a director, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(e)       General.

(i)             Only persons who are nominated in accordance with the procedures set forth in this Section 15 or Section 16 of this Article I shall be eligible to be elected as directors at an annual meeting or special meeting. Only such business shall be conducted at an annual meeting or special meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 15 or Section 16 of this Article I and, in the case of a Demand Special Meeting, the procedures set forth in Section 2 of this Article I. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures required by these By-Laws, if any proposed nomination or business is not in compliance with such procedures, to declare that such defective nomination or proposal shall be disregarded. In no event shall any adjournment or postponement of an annual or special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(ii)            For purposes of these By-laws, unless the context otherwise requires, (i) an “affiliate” of any person (as defined herein) shall mean any person controlling, controlled by or under common control with such first person,(ii) “person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, (iii) “solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules), (iv) the term “Share Information” shall mean any of the following items that are owned, directly or indirectly, of record and/or beneficially by a stockholder, any beneficial owner on whose behalf the stockholder is acting and any of their respective affiliates or that otherwise pertain to such persons: (1) the class or series and number of shares of the Corporation (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, agreement, arrangement, understanding or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of these By-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than asset-based fees) to which such person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family as defined in Item 404 of Regulation S-K and (v) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)     Notwithstanding the foregoing provisions of this Section 15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 15; provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to limit the requirements applicable to nominations or stockholder action pursuant to Sections 15(b)(i) or 15(c). Nothing in this Section 15 shall be deemed to limit the Corporation’s obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

SECTION 16.  Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a)       Inclusion of Nominee in Proxy Statement.  Subject to the provisions of this Section 16, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting:

(i)       the name of any person nominated for election (the “Nominee”) to the Board of Directors, which shall also be included on the Corporation’s form of proxy and ballot for the relevant annual meeting, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 16 (such Eligible Holder or group of Eligible Holders being a “Nominating Holder”);

(ii)      disclosure about the Nominee and the Nominating Holder required under SEC rules or any other applicable law, rule or regulation to be included in the proxy statement; and

(iii)     any statement included by the Nominating Holder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 16(e)(ii)), if such statement does not exceed 500 words.

(iv)     Notwithstanding anything herein to the contrary, the Corporation may solicit stockholders against any Nominee and include in its proxy statement for any annual meeting any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 16.

(b)       Maximum Number of Nominees.

(i)             The Corporation shall not be required to include in the proxy statement for an annual meeting more Nominees than the greater of (A) that number of directors constituting 25% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 16(d) (the “Final Nomination Date”), rounded down to the nearest whole number, and (B) two Nominees (the “Maximum Number”).  The Maximum Number for a particular annual meeting shall be reduced by (A) Nominees nominated by a Nominating Holder for that annual meeting whose nomination is subsequently withdrawn after the Nominating Holder is notified by the Corporation that the Nominees will be included in the Corporation’s proxy statement and proxy card for the annual meeting, (B) Nominees nominated by a Nominating Holder for such annual meeting pursuant to this Section 16 that the Board of Directors itself decides to nominate for election at such annual meeting and (C) the number of directors in office as of the Final Nomination Date who had been Nominees nominated by a Nominating Holder with respect to any of the preceding two annual meetings (including any Nominee who had been counted at any such annual meeting pursuant to the immediately preceding clause (B)) and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.  If one or more vacancies for any reason occurs on the Board of Directors after the Final Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)           Any Nominating Holder submitting more than one Nominee pursuant to this Section 16 for an annual meeting shall rank such Nominees based on the order in which the Nominating Holder desires such Nominees to be selected for inclusion in the Corporation’s proxy statement for such annual meeting if the number of Nominees pursuant to this Section 16 exceeds the Maximum Number.  If the number of Nominees pursuant to this Section 16 for any annual meeting exceeds the Maximum Number, then the highest ranking Nominee who meets the requirements of this Section 16 from each Nominating Holder will be selected for inclusion in the Corporation’s proxy statement until the Maximum Number is reached, going in order of the number (highest to lowest) of the shares of common stock of the Corporation disclosed as owned in each Nominating Holder’s Nomination Notice.

(iii)         If, after the Final Nomination Date, (A) the Corporation is notified, or the Board of Directors or its designee, acting in good faith, determines that a Nominating Holder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 16(c), any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Holder or the Nominee under this Section 16, (B) a Nominating Holder or any qualified representative thereof does not appear at the annual meeting to present any nomination submitted pursuant to this Section 16, or the Nominating Holder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the Corporation’s proxy statement pursuant to this Section 16 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or is unwilling or unable to serve as a director of the Corporation, in each case as determined by the Board of Directors or its designee, acting in good faith, whether before or after the Corporation’s definitive proxy statement for such annual meeting is made available to stockholders, then the nomination of the Nominating Holder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), the Nominating Holder may not cure in any way any defect preventing the nomination of the Nominee, and the Corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Holder’s statement in support) or any successor or replacement nominee proposed by the Nominating Holder or by any other Nominating Holder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)       Eligibility of Nominating Holder.

(i)             An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the Corporation’s common stock used to satisfy the eligibility requirements in this Section 16(c) continuously for the three-year period specified in Section 16(c)(ii) or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 16(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form and in substance that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)           An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 16 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the annual meeting.  A group of funds under common management and investment control shall be treated as one Eligible Holder for purposes of such limitation if such Eligible Holder shall provide, together with the Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control.  For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 16, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 16 by any member of a group shall be deemed a breach by the Nominating Holder.  If any stockholder withdraws from a group of Eligible Holders at any time prior to the annual meeting, then the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Holder no longer owns the Minimum Number of shares of the Corporation’s common stock, then the nomination shall be disregarded as provided in Section 16(b)(iii).

(iii)         The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv)         For purposes of this Section 16, an Eligible Holder “owns” only those outstanding shares of common stock of the Corporation as to which the Eligible Holder possesses both:

(A)                the full voting and investment rights pertaining to such shares; and

(B)                the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its affiliates.  An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which (i) the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder or (ii) the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice, recalls such loaned shares upon being notified by the Corporation that any of the Eligible Holder’s Nominees will be included in the Corporation’s proxy statement and proxy card for the annual meeting (subject to the provisions of this Section 16) and holds such shares through the date of the annual meeting.  The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board.

(v)           No person shall be permitted to be in more than one group constituting a Nominating Holder, and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the highest number of shares of common stock of the Corporation disclosed as owned in the Nomination Notice.

(d)            Nomination Notice.  To nominate a Nominee for purposes of this Section 16, the Nominating Holder’s written notice must be received by the Secretary at the principal offices of the Corporation not less than 120 days nor more than 150 days prior to the Anniversary Date (as defined in Section 15 of this Article I); provided, however, that if the date for which the annual meeting is called is more than thirty days before or more than thirty days after the first anniversary of the date of the immediately preceding annual meeting, then notice by the Nominating Holder to be timely must be received by the Secretary by the later of the close of business on the date that is 180 days prior to the date of such annual meeting or the tenth day following the day on which public announcement of such annual meeting is first made.  In no event shall any adjournment or postponement of any annual meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice. To be in proper form, a Nominating Holder’s notice to the Secretary for purposes of this Section 16 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i)             A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Holder as applicable, in accordance with SEC rules;

(ii)           A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Holder (including each group member):

(A)                 the information and representations that would be required to be set forth in a stockholder’s notice of a nomination for the election of directors pursuant to Section 15(b);

(B)                   the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)                   a representation and warranty that:

i.             the shares of common stock of the Corporation owned by the Nominating Holder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the Corporation and are not being held with the purpose or effect of changing control of the Corporation or to gain a number of seats on the Board of Directors that exceeds the maximum number of nominees that stockholders may nominate pursuant to this Section 16;

ii.           the Nominating Holder satisfies the eligibility requirements set forth in Section 16(c) and has provided evidence of ownership to the extent required by Section 16(c)(i);

iii.         the Nominating Holder will continue to satisfy the eligibility requirements described in Section 16(c) through the date of the annual meeting;

iv.          the Nominating Holder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Nominees it is nominating pursuant to this Section 16;

v.           the Nominating Holder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) with respect to the annual meeting, other than with respect to its Nominees or any nominees of the Board of Directors;

vi.         the Nominating Holder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting;

vii.       the Nominee’s nomination for election to the Board of Directors or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; and

viii.     the Nominee (1) qualifies as independent under the rules of any stock exchange on which the Corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision) and (5) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(D)                  details of any position of the Nominee as an officer or director of any competitor of the Corporation (that is, any entity whose principal business is the manufacture, assembly, distribution, marketing and/or sale of recreational vehicles), within the three years preceding the submission of the Nomination Notice;

(E)                    if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and

(F)                    in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the Corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

(iii)         An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Holder (including each group member) agrees:

(A)                   to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)                   to file any written solicitation or other written communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)                   to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Holder, its affiliates and associates or their respective agents and representatives with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Holder or its Nominees provided to the Corporation in connection with the inclusion of such Nominees in the Corporation’s proxy statement;

(D)                   to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Holder pursuant to this Section 16 or a failure or alleged failure of the Nominating Holder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 16; and

(E)                    in the event that any information included in the Nomination Notice, or any other communication by the Nominating Holder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Holder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 16(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the Corporation of the failure to continue to satisfy the eligibility requirements described in Section 16(c), as the case may be.

(iv)          An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(A)                  to make such other acknowledgments, enter into such agreements and provide such other information as the Board of Directors requires of all directors, including promptly completing the Corporation’s director questionnaire;

(B)                  that the Nominee has read and agrees, if elected as a director of the Corporation, to sign and adhere to the Corporation’s corporate governance guidelines and codes of ethics and any other Corporation policies and guidelines applicable to directors; and

(C)                  that the Nominee is not and will not become a party to (1) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 16(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Holder or group member that is an entity.  The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 16(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e)             Exceptions.

(i)              Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Holder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Holder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if:

(A)                the Corporation receives a notice pursuant to Section 15 that a shareholder intends to nominate a person for election to the Board of Directors at the annual meeting;

(B)                 the Board of Directors or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-laws, the Corporation’s Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(C)                  the Nominee was nominated for election to the Board of Directors pursuant to this Section 16 at one of the Corporation’s two preceding annual meetings and withdrew or became ineligible or unavailable for election at any such annual meeting; or

(D)                  the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended.

(ii)                          Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors or its designee, acting in good faith, determines that:

(A)                  such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)                   such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)                   the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

ARTICLE II.
BOARD OF DIRECTORS

SECTION 1.  Power of Board of Directors.  The business and affairs of the Corporation shall be managed by the Board of Directors.

SECTION 2.  Number of Directors.  The number of directors constituting the whole Board of Directors shall be such number not less than one nor more than fifteen as may be fixed from time to time by resolution adopted by the Board.

SECTION 3.  Election and Term of Directors.  As provided in ARTICLE SEVENTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, directors shall be elected at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor shall be elected and qualified, or until his or her earlier death, resignation or removal.

SECTION 4.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if no date is specified therein, at the time of receipt by any of the persons described above; and unless otherwise specified therein and except as provided in Section 10 of Article I of these By-Laws, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.  Removal of Directors.  Subject to ARTICLE SEVENTH of the Amended and Restated Certificate of Incorporation, as amended, any or all of the directors may be removed with or without cause by vote of the stockholders at a meeting, one of the purposes of which is the removal of directors.

SECTION 6.  Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason, except the removal of directors by stockholders without cause, may be filled by vote of a majority of the directors then in office, even if less than a quorum exists, or may be filled by a sole remaining director.  Vacancies occurring as a result of the removal of directors by stockholders without cause shall be filled by the stockholders.  Any director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders and until such director’s successor shall be elected and qualified, or until his or her earlier death, resignation or removal.

SECTION 7.  Executive and Other Committees of Directors.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board of Directors, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the full extent authorized by law, including the power or authority to declare a dividend or to authorize the issuance of stock.  The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

SECTION 8.  Compensation of Directors.  The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of any special committee may be allowed compensation for attending committee meetings.

SECTION 9.  Interest of Director in a Transaction. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or trans-action, or solely because his or their votes are counted for such purpose, if:

(a)             The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)            The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)             The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stock-holders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE III.
MEETINGS OF THE BOARD

SECTION 1.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of Delaware or the United States of America, as may from time to time be fixed by the Board.

SECTION 2.  Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the President or the Secretary, by oral, telegraphic or written notice, duly given to or sent or mailed to each director not less than two days before such meeting.  Special meetings shall be called by the Chairman of the Board, the President or the Secretary on
the written request of any two directors.

Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

SECTION 3.  Quorum; Action by the Board; Adjournment.  At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-Laws.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

SECTION 4.  Action Without a Meeting.  Action taken without a meeting is nevertheless Board or committee action if written consent to the action in question is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee, whether done before or after the action so taken.

SECTION 5. Action Taken by Conference Telephone.  Members of the Board of Directors or any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV.
OFFICERS

SECTION 1.  Officers.  The Board of Directors shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer of the Corporation and from time to time may elect or appoint such other officers as it may determine.  The President shall be authorized to appoint such other officers and assistant officers as he or she shall deem necessary.  Any two or more offices may be held by the same person.  All officers shall have the powers and duties customarily assigned to the office(s) they hold and shall exercise such additional powers and perform such additional duties as shall be determined from time to time by the Board.

SECTION 2.  Term of Office; Removal.  Each officer shall hold office for such term as may be prescribed by the Board and may be removed at any time by the Board (or by the President with respect to officers and assistant officers he or she has appointed) with or without cause.  The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

SECTION 3.  Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE V.
INDEMNIFICATION
SECTION 1.  Indemnification.  The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the Delaware General Corporation Law.

ARTICLE VI.
SHARE CERTIFICATES

 SECTION 1.  Form of Share Certificates.  The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board or Vice Chairman of the Board, or the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees.  In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

SECTION 2.  Lost Certificates.  In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity as shall be prescribed by the Board of Directors.

SECTION 3.  Transfer of Shares.  Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.

SECTION 4.  Registered Stockholders.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

ARTICLE VII.
MISCELLANEOUS PROVISIONS

SECTION 1.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine.

SECTION 2.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 3.  Checks and Notes.  All checks and demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may from time to time designate.

ARTICLE VIII.
AMENDMENTS

SECTION 1.  Power to Amend.  By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the stockholders entitled to vote thereon.

ARTICLE IX.
FORUM SELECTION

SECTION 1.  Forum for Adjudication of Certain Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Corporation's Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1 of Article IX. If any action the subject matter of which is within the scope of this Section 1 of Article IX is filed in a court other than the Court of Chancery of the State of Delaware (or any other state or federal court located within the State of Delaware, as applicable) (a "Foreign Action") by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section 1 of Article IX and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation's ongoing consent right as set forth above in this Section 1 of Article IX with respect to any current or future actions or claims.

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